 As filed with the Securities and Exchange Commission on September 20, 1995
                                                      Registration No. _________

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 ----------
                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ----------
                             OFFICE DEPOT, INC.
           (Exact name of registrant as specified in its charter)


                 DELAWARE                               59-2663954
       (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)             Identification Number)

            2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                  (Address of principal executive offices)

           OFFICE DEPOT, INC. AMENDED DIRECTORS STOCK OPTION PLAN
                          (Full title of the plan)

                           MR. BARRY J. GOLDSTEIN
                             OFFICE DEPOT, INC.
                          2200 OLD GERMANTOWN ROAD
                         DELRAY BEACH, FLORIDA 33445
                               (407) 278-4800
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 COPIES TO:
                            Toni B. Merrick, Esq.
                              Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601

                                                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum         Proposed Maximum
      Title of Securities       Amount to be        Offering Price Per       Aggregate Offering              Amount of
       to be Registered         Registered(1)            Share(2)                 Price(2)               Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $.01
    par value per share            150,000                $31.31                 $4,696,500                 $1,619.48
--------------------------------------------------------------------------------------------------------------------------------

(1) 337,500 shares of the registrant's Common Stock issued or to be issued pursuant to the plan, formerly known as the Office Depot, Inc. Amended Directors Stock Option Plan, were previously registered on Form S-8 based on a total number of 75,000 shares registered as of April 18, 1991; adjustment for a two-for-one stock split on May 22, 1992; adjustment for a three-for-two stock split on June 4, 1993; and adjustment for a three-for-two stock split on June 17, 1994.

 (2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on September 14, 1995.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          INCORPORATION BY REFERENCE

                 This Registration Statement relates to 150,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Office Depot, Inc. (the "Company") to be offered pursuant to the Office Depot, Inc. Amended Directors Stock Option Plan (the "Plan"). The following registration statement on Form S-8 has previously been filed with the Securities Exchange Commission for shares of the Company's Common Stock issued or to be issued pursuant to the Plan and its contents are incorporated herein by reference:

                 Registration No. 33-40058 covering 75,000 shares

                 In addition to the documents incorporated by reference to the foregoing, the documents below are incorporated by reference in this Registration Statement except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated by reference.

                 1. Annual Report on Form 10-K for the Fiscal Year ended December 31, 1994.

                 2. Amendment to Registration Statement on Form S-3 filed August 11, 1995

                 3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in (1) above.

                 4. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.


Item 4.          DESCRIPTION OF SECURITIES

                 Not applicable.





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


Item 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.


Item 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Office Depot is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who were or are parties, or are threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

                 The Company has included in its Restated Certificate of Incorporation and bylaws provisions to indemnify its directors and officers to the fullest extent permitted by the Delaware law, including in circumstances in which indemnification is otherwise discretionary under the Delaware law.

                 Section 102 of the General Corporation Law of the State of Delaware ("GCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached its duty of loyalty, failed to act in good faith, engaged





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

         in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Office Depot's Restated Certificate of Incorporation and bylaws contain provisions which eliminate directors' personal liability as set forth above.


Item 7.          EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.


Item 8.          EXHIBITS

                 See "Index to Exhibits."


Item 9.          UNDERTAKINGS

                 1. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 2. The undersigned Registrants hereby undertake (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,





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

         unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on September 18, 1995.


                                        OFFICE DEPOT, INC.

                                        By:  /s/ David I. Fuente
                                           -----------------------------
                                           David I. Fuente
                                           Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 18, 1995.

                 Signature                                                                 Capacity
                 ---------                                                                 --------
 /s/ David I. Fuente                                                            Chairman of the Board and Chief Executive
 -------------------------------------------------------------                  Officer (Principal Executive Officer)
 David I. Fuente

 /s/ Barry J. Goldstein                                                         Chief Financial Officer and Executive Vice
 -------------------------------------------------------------                  President-Finance (Principal Financial
 Barry J. Goldstein                                                             Officer)


 /s/ Mark D. Begelman                                                           Director
 -------------------------------------------------------------
 Mark D. Begelman


 /s/ Denis Defforey                                                             Director
 -------------------------------------------------------------
 Denis Defforey


 /s/ W. Scott Hedrick                                                           Director
 -------------------------------------------------------------
 W. Scott Hedrick


 /s/ John B. Mumford                                                            Director
 -------------------------------------------------------------
 John B. Mumford


 /s/ Michael J. Myers                                                           Director
 -------------------------------------------------------------
 Michael J. Myers


 /s/ Peter J. Solomon                                                           Director
 -------------------------------------------------------------
 Peter J. Solomon


 /s/ Alan L. Wurtzel                                                            Director
 -------------------------------------------------------------
 Alan L. Wurtzel


 /s/ Cynthia C. Turk                                                            Director
 -------------------------------------------------------------
 Cynthia C. Turk




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                               INDEX TO EXHIBITS

                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
  NO.                     DESCRIPTION OF EXHIBIT                                 PAGE*
-------                   ----------------------                             -------------
4.1              Amended Directors Stock Option Plan effective
                 February 1994

5.1              Opinion of Kirkland & Ellis

23.1             Consent of Deloitte & Touche LLP

23.2 Consent of Kirkland & Ellis (contained in their opinion filed as Item 5.1)





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